SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

VINEYARD NATIONAL BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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PROXY STATEMENT
PROPOSAL NO. 1
EXECUTIVE COMPENSATION
PROPOSAL NO. 2
PROPOSAL NO. 3
SHAREHOLDERS PROPOSALS
ANNUAL REPORT
OTHER MATTERS
APPENDIX A
APPENDIX B

VINEYARD NATIONAL BANCORP
9590 Foothill Boulevard
Rancho Cucamonga, California 91730

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 22, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (“Annual Meeting”) of Vineyard National Bancorp (“Bancorp”) will be held on Thursday, May 22, 2003 at 12:00 p.m., local time, at the Sycamore Inn, 8318 Foothill Boulevard, Rancho Cucamonga, California 91730, to consider and act upon the following matters:

1.	To elect five (5) persons to the Board of Directors of the Bancorp to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To adopt the Vineyard National Bancorp 2004 Restricted Share Plan;

3.	To ratify the appointment of the accounting firm of Vavrinek, Trine, Day & Co. LLP as independent auditors for the year ending December 31, 2003; and

4.	To transact any other business as may properly come before the meeting and any adjournments of it.

     The Board of Directors has fixed April 4, 2003 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE.

By Order of the Board of Directors
/s/ Richard S. Hagan
Rancho Cucamonga, California April 14, 2003	Richard S. Hagan, Secretary

VINEYARD NATIONAL BANCORP

9590 Foothill Boulevard
Rancho Cucamonga, California 91730

PROXY STATEMENT

     This Proxy Statement is being furnished to holders of common stock, no par value (“Common Stock”), of Vineyard National Bancorp, a California corporation (“Bancorp”), in connection with the solicitation of proxies by the Board of Directors of the Bancorp to be used in voting at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Thursday, May 22, 2003 at 12:00 p.m., local time, at the Sycamore Inn, 8318 Foothill Boulevard, Rancho Cucamonga, California 91730, or at any adjournment thereof.

Mailing

     It is anticipated that this Proxy Statement and the accompanying proxy will be mailed on or about April 14, 2003.

Revocability of Proxy

     A proxy for use at the Annual Meeting is enclosed along with a return envelope for your convenience. Any shareholder who executes and delivers such proxy has the right to revoke it any time before it is exercised by filing with the Secretary of the Bancorp an instrument revoking it (mailed to Secretary, Vineyard National Bancorp, 9590 Foothill Boulevard, Rancho Cucamonga, California 91730) or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if the person executing the proxy is present at the Annual Meeting and chooses to vote in person.

     Unless revoked, all shares represented by a properly executed proxy which is received in time for the Annual Meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted (i) FOR the election of the nominees for directors set forth herein, (ii) FOR adoption of the Vineyard National Bancorp 2004 Restricted Share Plan (the “Restricted Share Plan”), (iii) FOR the appointment of Vavrinek, Trine, Day & Co. LLP (“VTD”) as independent auditors for the year ending December 31, 2003 and (iv) upon the transaction of such other business as may properly be presented at the Annual Meeting in accordance with the recommendations of management.

Persons Making the Solicitation

     This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of the Bancorp.

     The expense of preparing, assembling, printing, and mailing this Proxy Statement and the material used in this solicitation of proxies will be borne by the Bancorp. It is contemplated that proxies will be solicited through the mail, but officers and regular employees of the Bancorp or its subsidiary, Vineyard Bank (the “Bank”), may solicit proxies personally.

Voting

     Only shareholders of record at the close of business on April 4, 2003 (the “Voting Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. There were 2,842,568 shares of Common Stock issued and outstanding on the Voting Record Date.

     Each holder of Common Stock will be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his or her name on the books of the Bancorp as of the Voting Record Date on any matter properly submitted to a vote of the shareholders at the Annual Meeting. However, in the election of directors, the shares of Common Stock are entitled to be voted cumulatively if a candidate’s name has been properly placed in nomination prior to the voting and any shareholder present at the Annual Meeting has given notice of his or her intention to vote his or her shares cumulatively. If a shareholder has given such notice, then all shareholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a shareholder to give one (1) nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit.

     The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions are considered in determining the presence of a quorum but will not affect the vote required for the election of directors. The five (5) candidates receiving the most votes will be elected to the Board of Directors.

     The affirmative vote of a majority of the total votes present in person or by proxy at the Annual Meeting is required to adopt the Restricted Share Plan and to ratify the appointment of VTD as the Bancorp’s independent auditors. Abstentions will not be counted as votes cast, and accordingly will have no effect on the voting of such proposals. Under the rules applicable to broker-dealers, the proposals for the election of directors, adoption of the Restricted Share Plan and ratification of the appointment of VTD are considered to be “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Consequently, there are no proposals to be considered at the Annual Meeting which are considered “non-discretionary” and for which there will be “broker non-votes.”

     The enclosed proxy confers discretionary authority with respect to any other proposals that may be properly brought before the Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxies solicited hereby will be voted by the proxyholders in accordance with the recommendations of the Board of Directors.

Beneficial Ownership of the Common Stock

     The following table sets forth certain information as to the Common Stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who or which was known to the Bancorp to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors and nominees of the Bancorp, (iii) each executive officer of the Bancorp listed in the Summary Compensation Table and (iv) all directors and executive officers of the Bancorp as a group.

	Amount and Nature
	of Beneficial		Percent of
Name of Beneficial Owner or	Ownership as of		Common
Number of Persons in Group	April 4, 2003 (1)		Stock

Directors:
Frank S. Alvarez	215,459	(2)(3)	7.39%
Charles L. Keagle	182,264	(2)(4)	6.28
Norman A. Morales	64,575	(2)	2.27
Joel H. Ravitz	120,766	(2)	4.14
Lester Stroh	155,503	(2)(5)	5.36
Executive Officers:
Richard S. Hagan	13,249	(2)	*
Richard Cadena	3,150		*
All directors and executive officers as a group (10 persons)	760,216		26.21

*	Represents less than 1% of the outstanding Common Stock.

(1)	Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)	Includes the following number of shares which may be acquired by the respective individuals upon the exercise of stock options or warrants exercisable within 60 days of the Voting Record Date:

Frank S. Alvarez	71,750
Charles L. Keagle	59,500
Lester Stroh	59,500
Joel H. Ravitz	71,750
Richard S. Hagan	9,099

(3)	Includes 113,006 shares held by Louis M. Alvarez and Frank S. Alvarez as co-trustees of the Manual Alvarez and Lorenza E. Alvarez Trust, 4,240 shares held jointly by Frank S. Alvarez and Encarnacion Alvarez and 4,410 shares held by Mr. Alvarez’s spouse in her Individual Retirement Account.

(4)	Includes 109,250 shares held jointly with Mr. Keagle’s spouse, 1,072 shares held for Mt. Keagle’s children, with Mr. Keagle as custodian under the California Uniform Gift to Minors Act, 10,500 shares held in Mr. Keagle’s spouse’s name and 945 shares held by Mr. Keagle’s spouse in her Individual Retirement Account.

(5)	Includes 25,582 held by Mr. Stroh’s spouse in a trust.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     The Board of Directors has set the number of directors of the Bancorp at five (5), which is within the number authorized by the Bylaws of the Bancorp. The directors who are elected will serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

     None of the directors, the nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Bancorp acting within their capacities as such. There are no family relationships among directors or executive officers of the Bancorp. As of the date hereof, no directors of the Bancorp are directors or trustees of a company which has a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. None of the directors, nominees for director, executive officers, affiliates, or shareholders owning five percent or more of the Common Stock, nor any associates of any of the foregoing, is a party to any legal proceeding or claim that is adverse to the Bancorp or the Bank.

Nominees for Director

     Each of the nominees currently serves as a director of the Bancorp. Each of the nominees named herein has consented to be named in this Proxy Statement and has consented to serve as a director if elected. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any of the nominees will be unavailable.

     The following table sets forth certain information with respect to those persons who are nominees for election as directors.

		Principal Occupation or Positions	Bancorp
Name	Age	and Other Directorships	Director Since

Frank S. Alvarez	68	Mr. Alvarez is a retired certified public accountant, formerly with the accounting firm of Bowen McBeth, Inc. Mr. Alvarez serves as the Chairman of the Board of the Bancorp and has been a member of the Bancorp’s Board of Directors since its inception in 1988. Mr. Alvarez has served as a Director of the Bank since 1981. Mr. Alvarez also serves on the Board of Directors of Casa Colina Rehabilitation Hospital in Pomona, California.	1988

Charles L. Keagle	63	Mr. Keagle is the founding owner, Chairman, and CEO of The C & C Organization, which operates restaurants in southern California known as The Cask ‘n Cleaver and The Sycamore Inn. Mr. Keagle was a founding organizer and director of the Bank. In addition to his community service involvement, Mr. Keagle is a member of the Board of Directors of The California Restaurant Association, The California Avocado Commission and The Advisory Board for the Cal Poly Pomona School of Hotel and Restaurant Management.	1998

Norman A. Morales	42	Mr. Morales has been employed by the Bancorp and the Bank as Chief Executive Officer and President since October 2000. Mr. Morales previously served as Executive Vice President/Chief Operating Officer and Chief Credit Officer of Cedars Bank, Los Angeles, California, from February 1999 through September 2000. Mr. Morales’ prior executive experience includes serving as Executive Vice President and Chief Financial Officer for Hawthorne Savings, F.S.B., El Segundo, California, from January 1995 through January 1999. Mr. Morales served as Executive Vice President/Chief Financial Officer and Chief Administrative Officer of Southern California Bank in La Mirada, California, from July 1987 through January 1995.	2000

Joel H. Ravitz	58	Mr. Ravitz is Chairman of the Board and CEO of Quincy Cass Associates, Inc., a Los Angeles-based securities broker dealer and a member of National Association of Securities Dealers, Inc. Mr. Ravitz has held this position for more than five years. Mr. Ravitz is a past President and Director of Therapeutic Living Centers for the Blind, a non-profit corporation, and a member of Town Hall of California and the Bond Club of Los Angeles. Mr. Ravitz has been a Bank Director since 1983 and a Bancorp Director since its inception in 1988.	1988

Lester Stroh	85	Dr. Stroh was Chairman of the Board of the Bancorp until his resignation in January 2000. Dr. Stroh is a licensed physician and retired Chairman of the Department of Allergy at Southern California Permanente Medical Group, Kaiser Foundation Hospital, Fontana, California. Dr. Stroh has been a Bank Director since 1981 and a Bancorp director since its inception in 1988.	1988

Executive Officers Who Are Not Directors

     Set forth below is information with respect to the principal occupations during the last five years for the four senior executive officers of the Bancorp and the Bank who do not serve as directors of the Bancorp.

     Richard S. Hagan, age 52, is the Executive Vice President and Chief Credit Officer of the Bank. Mr. Hagan joined the Bank in December 2000 and has served in this position since February 2001. In August 2002, Mr. Hagan was appointed as Secretary of the Bank and the Bancorp, and in September 2002, Mr. Hagan was appointed as Chief Operating Officer of the Bank. Mr. Hagan previously served as Credit Administrator of Manufacturers Bank, Los Angeles, California, from October 1997 to January 2000. Mr. Hagan served as Senior Credit Administrator of Southern California Bank, La Mirada, California, from March 1993 to October 1997. Mr. Hagan has 25 years of community-based banking experience and has served various management positions throughout his career.

     Gordon Fong, age 36, is the Senior Vice President and Chief Financial Officer of the Bancorp and the Bank. Mr. Fong joined the Bank in June 2002. Prior to joining the Bank, Mr. Fong was the Senior Vice President and Chief Financial Officer of First Coastal Bank, El Segundo, California, from September 1997 to December 2001. Mr. Fong began his career at Deloitte & Touche, LLP after graduating from the University of California at Los Angeles with a Bachelor of Arts degree in Economics/Business with specialization in Computing in March 1989. Mr. Fong is also a certified public accountant.

     Karen Dally, age 49, is the Senior Vice President and Chief Administrative Officer of the Bank. Mrs. Dally has been with the Bank since August 2002. Prior to joining the Bank, Mrs. Dally served as the owner of Karen Dally Consulting, which provided consulting services to the financial institutions industry, from February 2000 to August 2002. Mrs. Dally served as Senior Vice President and Human Resources Director at Cedars Bank, Los Angeles, California, from January 1999 to February 2000. Previously, Mrs. Dally served as Senior Vice President and Chief Administrative Officer at Hawthorne Savings, FSB, El Segundo, California.

     Richard Cadena, age 38, was appointed Director of Community Banking for the Bank in June 2002. Previously, Mr. Cadena served as the Director of Marketing for the Bank from November 2000 to May 2002. Prior to joining the Bank, Mr. Cadena served as the Marketing and Public Relations Officer for Imperial Bank, Inglewood, California, from October 1999 to November 2000. Mr. Cadena served as the Marketing Research Manager of Hawthorne Savings, FSB, El Segundo, California, from October 1993 to September 1999. Mr. Cadena has 15 years of community-based banking experience.

Certain Transactions

     Certain directors and executive officers of the Bancorp and the Bank, and the companies with which the directors and executive officers are associated, were customers of, and had banking transactions with, the Bank during fiscal 2002. Such transactions were in the ordinary course of business and the Bank expects to have similar banking transactions in the future. All the loans and commitments included in such transactions were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features. As of December 31, 2002, loans to executive officers and directors aggregated $1,020,227, or 5.1% of the Bancorp’s total stockholders’ equity as of such date.

Meetings of the Board of Directors.

     The total number of meetings of the Board of Directors of the Bancorp, including regularly scheduled and special meetings during the last full fiscal year, was 13. In addition, the Board of Directors of the Bank had 14 regularly scheduled and special meetings. No director during the last full fiscal year attended fewer than ninety percent (90%) of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which that director served.

Committees of the Board of Directors

     The Bancorp maintains a standing Audit Committee. Members of the Audit Committee are Charles Keagle (Chairman), Frank Alvarez, Joel Ravitz, and Lester Stroh, all of whom are independent as defined by the current listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). The Audit Committee held nine meetings during the last fiscal year. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee management activities related to internal control, accounting and financial reporting policies and auditing practices; to review the independence of the outside auditors and the objectivity of internal auditors; to review the adequacy and reliability of disclosures to shareholders; and to perform other functions as deemed appropriate. In addition, the Audit Committee is to provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Bancorp, and the quality and integrity of the financial reports of the Bancorp.

     The Bancorp does not have a nominating committee and the entire Board of Directors, except for Mr. Morales, serves as the Bancorp’s compensation committee.

Audit Committee Report

     The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Bancorp filings under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that the Bancorp specifically incorporates this information by reference.

     The Audit Committee of the Board of Directors submits the following report on the performance of certain of its responsibilities for fiscal year 2002. The purposes and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which was adopted by the Board of Directors on October 23, 2002. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

     Pursuant to its charter, the Audit Committee has the following responsibilities, among others:

•	To review the financial statements of the Bancorp and to discuss with management and the independent auditor the quality of the Bancorp’s accounting principles as applied to its financial reporting;

•	To oversee the maintenance of an appropriate internal audit program and financial reporting procedures with management and the independent auditors;

•	To appoint the independent auditor for the Bancorp and review the audit work of the independent auditor;

•	To review and approve the general scope of the annual audit and the compensation of the independent auditors; and

•	To maintain an appropriate regulatory compliance program for the Bancorp and its subsidiaries.

     Management of the Bancorp has primary responsibility for the financial statements and the reporting process, including the Bancorp’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Bancorp’s consolidated financial statements in accordance with auditing standards generally accepted. This audit serves as a basis for the auditor’s opinion in the annual report to stockholders addressing whether the financial statements fairly present the Bancorp’s financial position, results of operations and cash flows. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In reviewing the independence of the Bancorp’s outside auditors, the Audit Committee has received from the independent auditors the written disclosures regarding all relationships between the Bancorp and the auditors that bear on the auditor’s independence consistent with Independence Standards Board Standard No l. As part of this review, the Audit Committee considered any relationships that may impact the independent auditors’ objectivity and independence and was satisfied as to the auditors independence.

     In fulfilling its responsibilities relating to the Bancorp’s internal control, accounting and financial reporting policies and auditing practices, the Audit Committee has reviewed and discussed with management and VTD the Bancorp’s audited financial statements for 2002. In addition, the Audit Committee has discussed with VTD its judgments about the quality, in addition to the acceptability, of the Bancorp’s accounting principles as applied in the Bancorp’s financial reporting, as required by Statement on Auditing Standards No. 61.

     Based on these reviews and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee also recommended the selection of VTD as the Bancorp’s independent auditors for the fiscal year ending December 31, 2003.

Respectfully Submitted,

THE AUDIT COMMITTEE
Charles L. Keagle, Chairman
Frank S. Alvarez
Joel H. Ravitz
Lester Stroh

Compensation of Directors

     Directors of the Bancorp are paid a $2,000 monthly flat fee for their personal attendance at meetings of the Board of Directors of the Bancorp. The directors of the Bank receive an additional monthly fee of $1,000. The Chairman of the Board of Directors of the Bank and the Chairman Emeritus of the Bank are currently being paid an additional $500 and $250, respectively, for their personal attendance at any monthly meeting of the Board of Directors of the Bank. The directors do not receive any additional compensation for participation on any of the Bancorp’s or the Bank’s committees.

     The Bancorp adopted a Directors’ Deferred Compensation Plan effective January 1, 2001. The Deferred Compensation Plan allows directors to defer their Board of Directors’ fees which will then provide for retirement benefits to be paid upon retirement, resignation, death, disability or as provided and elected in the directors’ deferral agreement. The Bancorp is under no obligation to make matching contributions to the Deferred Compensation Plan and pays a market interest rate on the deferred monies.

     In addition, non-employee directors of the Bancorp are eligible to participate in the Bancorp’s Amended and Restated 1997 Incentive Stock Option Plan (“1997 Option Plan”). Stock options to purchase 168,000 shares of Common Stock were granted to non-employee directors in fiscal 2002. Of the stock options granted, options to purchase 105,000 shares of Common Stock vested upon grant and options to purchase 63,000 shares of Common Stock vest at a rate of one-third per year beginning on the date of grant.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary compensation information for the Bank’s Chief Executive Officer and for each executive officer of the Bank whose total compensation exceeded $100,000 for fiscal 2002. None of such officers receive separate compensation from the Bancorp.

Summary Compensation Table

	Annual Compensation				Long Term Compensation(3)

						Securities
Name and principal				Other Annual	Restricted	underlying	All Other
position	Year	Salary	Bonus	Compensation(1)	Stock(2)	options/SARs	Compensation(4)

Norman A. Morales (5)	2002	$256,280	$284,854	—	$—	42,000	$—
President and	2001	231,250	—	—	—	—	6,740
Chief Executive Officer	2000	56,250	—	—	—	84,000	—
Richard S. Hagan (6)	2002	$155,289	$85,000	—	$22,496	5,250	$11,775
Executive Vice	2001	136,218	30,000	—	—	—	—
President	2000	3,082	—	—	—	10,500	—
Richard Cadena (7)	2002	$88,137	$22,500	—	$28,980	5,250	$2,447
Director of Community	2001	70,008	12,000	—	—	—	1,363
Banking	2000	9,558	—	—	—	—	—

(1)	Does not include amounts attributable to miscellaneous benefits received by the named executive officers. In the opinion of management of the Bank, the cost to the Bank of providing such benefits to each of the named executive officers during the fiscal year ended December 31, 2002 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2)	For fiscal 2002, represents the grant of 2,625 shares of restricted Common Stock to each of Messrs. Hagan and Cadena pursuant to the 2002 Restricted Share Plan (“2002 Plan”), which were deemed to have the indicated value at the date of grant, and which have a fair market value at December 31, 2002 with respect to the unvested portion of the grants of $42,656 for each of Messrs. Hagan and Cadena. Pursuant to the terms of the 2002 Plan, dividends will be paid on the restricted shares. All of the restricted shares vest in four years from the date of grant.

(3)	Number of shares have been adjusted to reflect the 5% stock dividend declared in December 2002 and paid in January 2003.

(4)	For fiscal 2002, includes $4,575 and $2,447 allocated to Messrs. Hagan and Cadena, respectively, pursuant to the Bancorp’s 401(k) Plan and $7,200 allocated to Mr. Hagan pursuant to the Bancorp’s Nonqualified Deferred Compensation Plan.

(5)	Mr. Morales was employed by the Bancorp and the Bank effective as of October 2000.

(6)	Mr. Hagan was employed by the Bancorp and the Bank effective December 2000.

(7)	Mr. Cadena was employed by the Bank effective November 2000.

Stock Options

     The following table sets forth certain information concerning stock options granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2002.

	Individual Grants

					Potential realizable value at
					assumed annual rates of
		Percent of			stock price appreciation for
	Number of	Total Options			option grant. (1)
	Options	Granted to	Exercise	Expiration
Name	Granted	Employees	Price	Date	5%	10%

Norman A. Morales	$42,000	15.0%	$8.57	11/13/07	$99,445	$219,747
Richard S. Hagan	5,250	2.0	8.57	11/13/07	12,431	27,468
Richard Cadena	5,250	2.0	8.57	11/13/07	12,431	27,468

(1)	The dollar amounts presented are based on assumed 5% and 10% annual rates of appreciation set by the Securities and Exchange Commission (“SEC”). These amounts should not be viewed as, and are not intended to be, a forecast of possible future appreciation, if any, in the Bancorp’s stock price.

     The following table sets forth certain information concerning exercises of stock options by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2002.

			Number of Securities Underlying		Value of Unexercised In-the-
			Unexercised Options at Year End		Money Options at Year End (1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Norman A. Morales	63,000	—	—	63,000	$—	$583,800
Richard S. Hagan	—	—	7,000	8,750	87,068	83,860
Richard Cadena	—	—	—	5,250	—	40,320

(1)	Represents the market value per share of the Bancorp’s Common Stock at fiscal year end based on the closing price of $16.25 at December 31, 2002, as quoted on Nasdaq, minus the exercise price per share of the options outstanding times the number of shares of common stock represented by such options.

Employment Agreement

     The Bancorp has an employment agreement with Mr. Morales. The expiration date of the employment agreement is October 1, 2003. The agreement is automatically extended for a period of one year unless the Board of Directors elects not to renew the agreement by June 1 of each calendar year. Under the terms of the agreement, Mr. Morales’ annual salary is $250,000. At any time during the term of Mr. Morales’ employment agreement, the Board of Directors may terminate his employment with or without cause. If the termination is without cause, then Mr. Morales is entitled to severance pay equal to six month’s salary. In the event that the employment agreement is terminated in connection with a merger, sale or transfer of the Bank’s and the Bancorp’s assets, then Mr. Morales is entitled to receive a payment equal to one year’s salary.

Other Benefits

     The Bancorp maintains a non-qualified deferred compensation plan for certain key management personnel whereby they may defer compensation which will then provide for certain payments upon retirement, death or disability. The Bancorp may make matching contributions of 25% of titled officers’ deferrals, 50% of senior officers’ deferrals, and 100% of executive officer’s deferrals up to a maximum of 5% for officers and 10% for executive officers of before-tax compensation. The Bancorp’s contribution, in the aggregate, for all participants shall not exceed 4% of compensation of all Bancorp employees. Each participant contributes a minimum of $1,000 annually to the plan.

Compensation Committee Interlocks and Insider Participation

     The Board of Directors did not maintain a separate compensation committee during fiscal 2002. No executive officer or employee participated in the deliberations of the Board of Directors concerning executive officer compensation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Bancorp’s directors and certain of its officers and persons who own more than 10 percent of the Bancorp’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and persons who own more than 10% of the Bancorp’s equity securities are required by SEC regulations to furnish the Bancorp with copies of all Section 16(a) forms they file. The Bancorp knows of no person who beneficially owns 10% or more of the common stock.

     Based solely on the Bancorp’s review of the copies of such forms received by it or written representations from its officers and directors, the Bancorp believes that with respect to the fiscal year ended December 31, 2002, the Bancorp’s officers and directors satisfied the reporting requirements promulgated under Section 16(a) of the Exchange Act.

Equity Compensation Plan Information

     The following table sets forth certain information for all equity compensation plans (including individual compensation arrangements) in effect as of December 31, 2002.

			Number of securities
			remaining available for
	Number of securities to be	Weighted-average	future issuance under
	issued upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights(1)	warrants and rights	reflected in column (a))(1)

	(a)	(b)	(c)
Equity compensation plans approved by security holders	402,324	$6.61	44,031
Equity compensation plans not approved by security holders(2)	24,150	0	2,100

Total	426,474	$6.61	46,131

(1)	Number of shares have been adjusted to reflect the 5% stock dividend declared in December 2002 and paid in January 2003.

(2)	Relates to the Bancorp’s 2002 Restricted Share Plan.

Restricted Share Plans

     In June 2002, the Board of Directors adopted the Vineyard National Bancorp 2002 Restricted Share Plan. The 2002 Plan provides for the grant of restricted shares of the Bancorp’s common stock to certain officer and employees. The 2002 Plan authorized the grant of up to an aggregate of 25,000 shares, all of which have been granted.

     In February 2003, the Board of Directors adopted the Vineyard National Bancorp 2003 Restricted Share Plan (“2003 Plan”). The 2003 Plan provides for the grant of restricted shares of the Bancorp’s common stock to certain officer and employees. The 2003 Plan authorized the grant of up to an aggregate of 25,000 shares, none of which have been granted as of April 4, 2003.

     The terms and conditions of the 2002 Plan and the 2003 Plan are substantially similar in all material aspects to the Restricted Share Plan being voted upon by the shareholders at the Annual Meeting. The material terms and conditions of the Restricted Share Plan are set forth herein.

Compensation Committee Report

     The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Bancorp filings under the Securities Act or under the Exchange Act, except to the extent that the Bancorp specifically incorporates this information by reference.

     The Board of Directors did not maintain a compensation committee during fiscal 2002. The entire Board of Directors serves as the compensation committee, except for Mr. Morales. The following report of the Board of Directors sets forth information regarding the compensation and benefits provided to the Bancorp’s President and Chief Executive Officer and certain other executive officers of the Bancorp for the fiscal year December 31, 2002.

     Compensation Philosophy. The Board of Directors is responsible for administering the executive compensation program of the Bancorp, annually reviewing and evaluating the base salary and incentive compensation for all executive officers, including the President and Chief Executive Officer.

     In conducting its review, the Board of Directors receives information and recommendations from the President and Chief Executive Officer with respect to the compensation of executive officers other than himself. The President and Chief Executive Officer does not participate in the Board of Director’s review of his own compensation package. The Board of Directors also receives information from outside compensation consultants, considers the objectives and performance of the Bancorp, individual performance, level of responsibility and compensation practices at comparable financial institutions in establishing appropriate executive compensation levels.

     The purposes of the Bancorp’s executive compensation policies are to attract and retain qualified individuals; align the interests of the Bancorp’s executive officers and all other officers with the interests of its stockholders; reward high performance by the Bancorp and the executive officer; and maintain compensation levels that are competitive with other financial institutions, particularly those operating in southern California. The Bancorp’s compensation structure is designed to support the achievement of the Bancorp’s performance and the primary strategic objective of enhancing stockholder value over time and to ensure that executive officers interests are aligned with those of the Bancorp’s stockholders. Although the discussion below describes the methodology used to establish compensation levels in fiscal 2002, the process of evaluating and determining the most appropriate and effective executive compensation structure is an ongoing matter. Consequently, the Board of Directors may determine to use the same or a different methodology for setting compensation levels in fiscal 2003.

     The total compensation package of the Bancorp’s executive officers is based on the following principles:

1.          Link to Stock Value – Equity-based plans such as the 1997 Option Plan and the 2004 Restricted Share Plan, if approved by stockholders, should comprise a significant portion of total compensation so as to link executive compensation to long-term Bancorp performance and stockholder interests.

2.          Link to Performance – Compensation for executive officers should be based on both the performance of the Bancorp and the individual performance of the executive. The Board of Directors adopted the Vineyard Bank Incentive Compensation Plan for the fiscal year of January 1, 2002 to December 31, 2002 (the “2002 Incentive Plan”) to assist in attaining the objective of making the Bancorp a top performer in the industry.

3.          Competitive With Other Financial Institutions – The total compensation package should be competitive with those of other financial institutions, particularly those in southern California.

     Annual Incentive Compensation. The Bancorp’s annual incentive compensation program is designed to provide additional annual compensation based on achievement of performance targets approved by the Board of Directors. The program provides additional annual compensation over base salary. Members of the Bank’s management committee during fiscal year 2002 participated in the 2002 Incentive Plan. Except for the award to the President and Chief Executive Officer, whose award was based solely on corporate performance, incentive awards were based upon a combination of corporate performance measured in return on average equity, individual performance and the performance of the officer’s functional area of responsibility of business unit. In addition, the 2002 Inventive Plan provided for additional equity compensation awards under the 2002 Plan.

     Based on the improvement in earnings and stock price relative to peers during fiscal 2002, the Board of Directors has approved a structure and design for a 2003 Incentive Compensation Plan that is essentially the same as the 2002 Incentive Plan.

     The President and Chief Executive Officer. The Board of Directors awarded Mr. Morales an annual salary of $250,000 for fiscal 2002 based on an analysis of the salaries of the chief executive officers of peer group financial institutions in the southern California area and the significant contribution that the chief executive officer makes to the successful operations of the Bancorp. In addition, under the terms of Mr. Morales’ employment agreement, Mr. Morales was awarded an incentive payment for fiscal 2002. The basis of the incentive payment is based on the Bancorp’s performance and other management initiatives. The Board of Directors has determined that Mr. Morales’ base compensation will remain at its current level for 2003.

THE BOARD OF DIRECTORS

Frank Alvarez, Chairman Joel Ravitz	Charles Keagle Lester Stroh

     The graph below compares the performance of the Common Stock with that of the NASDAQ Composite Index (U.S. Companies) and the SNL $250 million to $500 million Bank Index from December 31, 1997 through December 31, 2002. In November 2002, the Common Stock was listed on the NASDAQ National Market System. The Common Stock previously was listed on the NASDAQ SmallCap Stock Market. The cumulative returns include the payment of dividends by the Bancorp.

	Period Ending

Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Vineyard National Bancorp	100.00	117.07	107.32	60.37	126.83	332.93
NASDAQ - Total US	100.00	140.99	261.48	157.42	124.89	86.33
SNL $250M-$500M Bank Index	100.00	89.55	83.31	80.22	113.97	146.96

PROPOSAL NO. 2
TO ADOPT THE VINEYARD NATIONAL BANCORP 2004 RESTRICTED SHARE
PLAN

General

     The Board of Directors has adopted the 2004 Restricted Share Plan which is designed to attract, retain and motivate its employees and officers and align the interests of those individuals and the Bancorp’s shareholders. To that end, the Restricted Share Plan provides for the grant of restricted share awards (“Awards”) to certain officers and employees of the Bancorp and its subsidiaries. The Bancorp intends to issue shares under the Restricted Stock Plan that have been acquired by the Bancorp through open market transactions. Accordingly, shareholders of the Bancorp will not be diluted by grants of shares made pursuant to the Restricted Share Plan to the extent that the Bancorp funds the Restricted Share Plan through open market purchases. The Bancorp will recognize a compensation expense as shares granted under the Restricted Share Plan vest.

Description of the Restricted Share Plan

     The following description of the Restricted Share Plan is a summary of its terms and is qualified in its entirety by reference to the Restricted Share Plan, a copy of which is attached hereto as Appendix B. Unless otherwise expressed, all capitalized terms shall be defined as set forth in the Restricted Share Plan.

     Administration. The Restricted Share Plan will be administered by the Board of Directors or a committee of the Board (the “Committee”) comprised solely of two or more non-employee directors established to administer the Restricted Share Plan. Subject to the terms of the Restricted Share Plan, the Board of Directors will make all determinations for the implementation, administration and maintenance of the Restricted Share Plan. All such determinations by the Board of Directors are final and binding on the Participants. The grant of an Award will be effected by a written agreement. No Awards will be granted under the Restricted Share Plan prior to January 1, 2004, assuming shareholder approval of the Restricted Share Plan is received.

     Restricted Shares. Under the Restricted Share Plan, employees and officers of the Bancorp and its subsidiaries will be eligible to receive Awards. The granting of restricted shares gives the recipient thereof the right to receive a specified number of shares of Common Stock. Subject to the terms of the Restricted Share Plan, the Board of Directors may provide or impose different terms and conditions on any particular Award. The restricted shares shall only become unrestricted and vested in accordance with a vesting schedule as may be established by the Board of Directors. A participating employee may not transfer, assign or hypothecate his or her restricted shares. If a Change of Control occurs and a Participant is employed by the Bancorp or one of its subsidiaries on the date of the Change of Control, then all restrictions, terms and conditions applicable to such Participant’s restricted shares then outstanding shall be deemed lapsed and satisfied and the Participant will become fully vested as of such date.

     The Board of Directors may require restricted shares be forfeited upon termination of employment for specified reasons within a specified time period or for other reasons. A participating employee shall have, with respect to shares of Common Stock underlying a grant of restricted shares, the same rights as holders of Common Stock unless limited by the Restricted Share Plan or the relevant Award Agreement. Stock dividends paid on unvested restricted shares shall be treated as additional restricted shares.

     Number of Shares Covered by the Restricted Share Plan. The maximum number of shares of Common Stock that may be granted under the Restricted Share Plan shall not exceed 100,000 shares, of which only 25,000 shares may be granted in any calendar year. No Awards may be granted under the Restricted Share Plan until January 1, 2004. In the event of a dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change in Control or exchange of Common Stock or other securities of the Bancorp, or other corporate transaction or event affects the Common Stock, the Board, in its discretion, may adjust an Award in order to prevent dilution or enlargement of benefits.

     Amendment and Termination of the Restricted Share Plan. The Board of Directors may amend or terminate the Restricted Share Plan as it deems advisable. Unless sooner terminated, the Restricted Share Plan shall continue in effect for a period of ten years from the date the first Award is granted under the Restricted Share Plan. No amendment or termination of the Restricted Share Plan shall materially adversely affect the rights of any outstanding Awards, without consent of such Participant.

     Federal Income Tax Consequences. Pursuant to Section 83 of the Internal Revenue Code (“Code”), recipients of Awards will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock granted to them at the time the shares vest and become transferable. A recipient of an Award, however, may elect to accelerate the recognition of income with respect to his or her grant of restricted shares to the time when shares of Common Stock are first transferred to him or her, notwithstanding the vesting schedule of such Awards. The Bancorp will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by Award recipients in the year in which such amounts are included in income.

     Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers (“Covered Executives”). Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by shareholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied.

     The Restricted Share Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Bancorp believes that compensation attributable to Awards granted under the Restricted Share Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a Covered Executive exceeded $1.0 million, however, compensation attributable to other awards granted under other such plans may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by a compensation committee meeting the specified requirements and disclosed to and approved by the shareholders of the Bancorp. The Board of Directors believes that the likelihood of any impact on the Bancorp from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

     The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The consequences under applicable state and local income tax laws may not be the same as under federal income tax law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF
PROPOSAL 2.

PROPOSAL NO. 3
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors appointed VTD as its independent auditors for the fiscal year ending December 31, 2003. The Audit Committee recommended to the Board of Directors, and the Board unanimously approved, the appointment of VTD as the Bancorp’s independent auditors. VTD has served as the Bancorp’s accountants since 1988. VTD performed all of its services in 2002 at customary rates and terms.

     The Bancorp has been advised by VTD that neither that firm nor any of its associates has any relationship with the Bancorp or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Representatives of VTD will be present at the Annual Meeting, will be available to respond to appropriate questions from shareholders and will be able to make such statements as they desire.

     The Bancorp’s Bylaws do not require that the shareholders ratify the selection of independent auditors. The Bancorp submits the appointment of auditors for shareholder ratification because it believes it is good corporate practice. If the shareholders vote against ratification, the Board of Directors and the Audit Committee may reconsider the selection. Even if the appointment of auditors is ratified, the Board of Directors and the Audit Committee, in their discretion, may direct the appointment of new auditors at any time during the year if they determine that the change would be in the best interest of the Bancorp and its shareholders.

     During the fiscal year ending December 31, 2002, the Bancorp retained and paid VTD for the indicated services as follows:

Audit Fees	$56,120
Financial Information Systems Design and Implementation	$0
All Other Fees	$6,390

     The $6,390 in the “All Other Fees” paid to VTD during fiscal 2002 is comprised of fees paid in connection with the preparation of the Bancorp’s tax returns and other tax-related services.

     In determining whether to appoint VTD as the Bancorp’s independent auditors, the Board of Directors considered whether the provision of services, other than auditing services, by VTD is compatible with maintaining the auditor’s independence. The Board of Directors believes that VTD’s performance of these other services is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF
PROPOSAL 3.

SHAREHOLDERS PROPOSALS

     Under Rule  14a-8 adopted by the SEC under the Exchange Act, proposals of shareholders must conform to certain requirements as to form and may be omitted from the proxy statement under certain circumstances. Shareholder proposals to be considered for inclusion in the proxy statement for the Annual Meeting of Shareholders in 2004 must be received by the Bancorp no later than 5:00 p.m., local time, on December 16, 2003. In order to avoid unnecessary expenditures of time and money by shareholders and the Bancorp, shareholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal to the Bancorp.

     Shareholder proposals for inclusion in this proxy statement for the Annual Meeting must have been received by the Bancorp no later than 5:00 p.m., local time, on December 23, 2002. No such shareholder proposals were received.

ANNUAL REPORT

     The Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 accompanies this Proxy Statement. The Annual Report on Form 10-K contains consolidated financial statements of the Bancorp and its subsidiaries and the report thereon of VTD, the Bancorp’s independent auditors. The Annual Report on Form 10-K is not part of these proxy solicitation materials.

     Upon receipt of a written request, the Bancorp will furnish to any shareholder without charge a copy of the Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 required to be filed under the Exchange Act. Such written request should be directed to Shareholder Relations, Vineyard National Bancorp, 9590 Foothill Boulevard, Rancho Cucamonga, California 91730, e-mail: shareholderinfo@vineyardbank.com.

OTHER MATTERS

     The Board of Directors knows of no other matters to be presented at the Annual Meeting other than those set forth herein. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the proxy.

Vineyard National Bancorp
/s/ Richard S. Hagan
Richard S. Hagan, Secretary

Rancho Cucamonga, California April 14, 2003

IMPORTANT

     Even if you expect to attend the Annual Meeting, it is urgently requested that whether your shareholdings are large or small, you promptly complete, date, sign, and return the enclosed proxy in the envelope provided. This will save the Bancorp the expense of follow-up notices.

Appendix A

VINEYARD NATIONAL DANCORP
VINEYARD BANK
AUDIT COMMITEE CHARTER

     The Board of Directors of Vineyard National Bancorp (the “Company”) and Vineyard Bank (the “Bank”) has constituted and established an Audit Committee (the “Committee”) with authority, responsibility, and specific duties as described in this Audit Committee Charter.

A.      COMPOSITION

The Committee shall consist of three or more directors, each of whom is “independent” as such term is defined in the Sarbanes-Oxley Act of 2002 (the “Act”) and regulations promulgated thereunder and under the rules of the NASDAQ National Market.

Each director shall be free from any relationship that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member shall be able to read and understand financial statements (including the company’s balance sheet, income statement and cash flow statement). At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience resulting in financial sophistication (including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) such that he or she meets the definition of a “financial expert” as such term is defined in regulations issued by the Securities and Exchange Commission (the “SEC”).

These requirements are intended to satisfy the Act and the NASDAQ listing requirements relating to the composition of audit committees, and shall be construed accordingly.

B.      MISSION STATEMENT AND PRINCIPAL FUNCTIONS

     The Committee shall have access to all records of the Company and all its subsidiaries (each, a “Subsidiary”) and shall have and may exercise such powers as are appropriate to its purpose. The Committee shall perform the following functions:

(1)	Understand the accounting policies used by the Company and its Subsidiaries for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

(2)	Review the Company’s audited financial statements and related footnotes and the “Management’s Discussion and Analysis” portion of the annual report on Form 10-K prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Company’s annual report on Form 10-K, based upon the Committee’s review and discussions with its independent public accounting firm.

(3)	Review the Company’s unaudited financial statements and related footnotes and the “Management Discussion and Analysis” portion of the Company’s Form 10-Q for each interim quarter and ensure that the independent public accounting firm

VINEYARD NATIONAL DANCORP
VINEYARD BANK
AUDIT COMMITEE CHARTER

also reviews the Company’s interim financial statements before the Company files its quarterly report on Form 10-Q with the SEC.

(4)	Study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

(5)	Meet with the Company’s legal counsel to review legal matters that may have a significant impact on the Company or its financial reports.

(6)	Ensure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

(7)	Review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements. In respect thereto, recommend to the Chairman of the Board any changes that appear necessary to conform releases with appropriate professional practice.

(8)	Review and reassess the adequacy of this Charter annually.

Independent accountants:

(9)	Be directly responsible for the appointment and approval, compensation and oversight of the audit work of an independent public accounting firm employed for the purpose of preparing or issuing an audit report with respect to the Company and its Subsidiaries; such independent public accounting firm shall be duly registered with the Public Accounting Oversight Board following its establishment (all references herein to a registered public accounting firm shall mean an independent public accounting firm prior to the establishment of the Public Accounting Oversight Board and a registered public accounting firm following the establishment of the Public Accounting Oversight Board); and such registered public accounting firm shall be instructed to report directly to the Committee.

(10)	Approve in advance any non-audit service permitted by the Act, including tax services, that its registered public accounting firm renders to the Company and its Subsidiaries, unless such prior approval may be waived because of permitted exceptions under the Act.

(11)	To the extent required by applicable regulations, disclose in periodic reports filed by the Company and its Subsidiaries approval by the Committee of allowable non-audit services to be performed for the Company and its Subsidiaries by the registered public accounting firm performing the Company’s and its Subsidiaries audit.

(12)	Delegate to one or more members of the Committee the authority to grant pre-approvals for auditing and allowable non-auditing services, which decision shall be presented to the full Committee at its next scheduled meeting for ratification.

(13)	Receive a timely report from its registered public accounting firm performing the audit of the Company and its Subsidiaries, which details: (1) all critical accounting policies and practices to be used in the audit; (2) all alternate treatment of financial information within generally accepted accounting principles that have been discussed with management

VINEYARD NATIONAL DANCORP
VINEYARD BANK
AUDIT COMMITEE CHARTER

officials of the Company and its Subsidiaries, ramifications of the use of such alternative disclosure and the treatment preferred by the registered public accounting firm; and (3) other material written communications between the registered public accounting firm and the management of the Company and its Subsidiaries, including, but not limited to, any management letter or scheduled or unadjusted differences.

(14)	Ensure that the registered public accounting firm submits to the Committee written disclosures and the letter from the registered public accounting firm required by Independence Standards Board Standard No. 1 [Independence Discussions with Audit Committees], and discuss with the registered public accounting firm’s their independence.

(15)	Discuss with the registered public accounting firm the matters required to be discussed by SAS 61 [Communication with Audit Committees] and SAS 90 [Audit Committee Communications].

(16)	Engage independent counsel and other advisers, as the Committee may determine in its sole discretion to be necessary, to carry out the Committee’s duties.

(17)	Submit to the Chief Financial Officer of the Company both an annual budget and invoices to fund appropriate compensation to the registered public accounting firm employed by the Company and its Subsidiaries for the purpose of rendering or issuing an audit report and for compensation of others employed by the Committee.

(18)	Obtain from the registered public accounting firm, at least annually, a formal written statement delineating all relationships between the registered public accounting firm and the Company and its Subsidiaries, and at least annually discuss with the registered public accounting firm any relationship or services which may impact the registered public accounting firm’s objectivity or independence, and take appropriate actions to ensure such independence.

Internal Audit Department:

(19)	Cause to be maintained an appropriate internal audit program covering the Company and its Subsidiaries by internal auditors who report to the Committee and the Board of Directors.

(20)	Review and approve the audit plan and budget of the Internal Audit Department, which may be established for any Subsidiary, which shall report at least annually to the Committee regarding the staffing plans, financial budget and audit schedules and the adequacy thereof.

(21)	Act upon management’s recommendation in regard to the selection of and/or the dismissal of the Risk Manger.

(22)	Review the scope and coordination efforts of the joint internal/external audit program with both internal auditors and the registered public accounting firm.

(23)	Review reports of any material defalcations and other reportable incidents related to the financial statements or financial reporting of each Subsidiary and supervise and direct any special projects or investigations considered necessary by the Committee.

VINEYARD NATIONAL DANCORP
VINEYARD BANK
AUDIT COMMITEE CHARTER

(24)	Review reports of internal auditors and examinations made by regulatory agencies and management’s response to them, evaluate the reports in regard to control and/or compliance implications and determine whether appropriate corrective action has been implemented.

(25)	Establish procedures for the receipt, retention and treatment of complaints received by the Company and its Subsidiaries regarding accounting, internal accounting controls or auditing matters.

Regulatory Compliance:

(26)	Cause to be maintained an appropriate regulatory compliance program covering the Company and its Subsidiaries to aid compliance with the laws and regulations applicable to financial institutions.

(27)	Review reports of the compliance officer covering the scope and adequacy of the compliance program, the degree of compliance and cooperation, and the implementation of corrective actions (if necessary or appropriate).

(28)	To the extent applicable, receive reports on a Subsidiary’s compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act and review the basis for the reports issued under the rule with management, the Internal Audit Department and the registered public accounting firm.

Internal Control:

(29)	Review periodically the scope and implications of a Subsidiary’s internal financial procedures and consider their adequacy.

(30)	Maintain direct access to the staff of each Subsidiary. If useful, require that studies be initiated on subjects of special interest to the Committee.

(31)	Review the comments on internal control submitted by the internal auditors and the registered public accounting firm to ensure that appropriate suggestions for improvement are promptly considered for insertion into a Subsidiary’s internal financial procedure.

(32)	Establish procedures for the confidential, anonymous submission by employees of the Company and its Subsidiaries of concerns regarding questionable accounting or auditing matters.

Regulatory Examiners

(33)	Meet with representatives of the applicable regulatory examiners of the institution and discuss matters relating to their review and supervision of the organization.

(34)	Ensure management has taken appropriate corrective action regarding any significant regulatory matters reported by the examiners.

VINEYARD NATIONAL DANCORP
VINEYARD BANK
AUDIT COMMITEE CHARTER

Special Duties:

(35)	Make special studies of matters related to the financial operations of the Company or its Subsidiaries or to allegations of managerial misconduct by its executives.

C.      MEETINGS

Meetings of the Committee will be held at least quarterly and such other times as shall be required by the Chairman of the Board, or by a majority of the members of the Committee. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Secretary and an oral report shall be presented by the Committee at the next Board meeting.

At the invitation of the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, the representatives of the registered public accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

Amended by Committee as of October 23, 2002

Approved by Board as of October 23, 2002

Appendix B

VINEYARD NATIONAL BANCORP
2004 RESTRICTED SHARE PLAN

* * * * *

          1.   Purpose.   The purpose of the 2004 Restricted Share Plan (the “Plan”) is to further and promote the interests of Vineyard National Bancorp (the “Company”), its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers, and to align the interests of those individuals and the Company’s shareholders. To do this, the Plan offers restricted share awards providing such employees and officers with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

          2.   Definitions.   For purposes of the Plan, the following terms shall have the meanings set forth below:

               2.1   “Award”   means an award of Restricted Shares made to a Participant under Section 6 of the Plan.

               2.2   “Award Agreement”   means the agreement executed by a Participant pursuant to Sections 3.2 and 11.6 of the Plan in connection with the granting of an Award.

               2.3   “Board”   means the Board of Directors of the Company, as constituted from time to time or any Committee established by the Board.

               2.4   “Code”   means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

               2.5   “Committee”   means the committee of the Board established from time to time in the sole discretion of the Board to administer the Plan, as described in Section 3 of the Plan. Any committee established by the Board shall be composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange Act.)

               2.6   “Common Stock”   means the Common Stock, no par value per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

               2.7   “Company”   means Vineyard National Bancorp, a California corporation, or any successor corporation to Vineyard National Bancorp.

               2.8   “Exchange Act”   means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

               2.9   “Fair Market Value”   means on, or with respect to, any given date(s), the average of the highest and lowest market prices of the Common Stock, as reported on the Nasdaq Small Cap or National Market for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on such exchange, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board.

               2.10   “Participant”   means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

               2.11   “Plan”   means the Vineyard National Bancorp 2004 Restricted Share Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Board with respect thereto).

               2.12   “Restricted Shares”   means the restricted shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan and the relevant Award Agreement.

               2.13   “Subsidiary(ies)”   means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

               2.14   “Surviving Entity”   means the Company, if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the shareholders of an entity immediately after the merger, consolidation or similar transaction, equity securities the shareholders owned immediately before the merger, consolidation or similar transaction as shareholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

          3.   Administration.

               3.1   General.   The Plan shall be administered by the Board or the Committee, as determined by the Board in its sole discretion. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee.

               3.2   Plan Administration and Plan Rules.   The Board is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Board shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and form as the Board shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the

Board shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Board may designate persons other than members of the Board to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. The Board’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Board in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Board, by execution of written agreements and/or other instruments in such form as is approved by the Board. The Board may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not subject to Section 16 of the Exchange Act.

               3.3   Liability Limitation.   Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

          4.   Term of Plan/Common Stock Subject to Plan.

               4.1   Term.   The Plan shall terminate on such date as is ten years from the date the first Award is granted hereunder, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan. In no event, however, will any Award be granted under this Plan prior to January 1, 2004.

               4.2   Common Stock.   The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 8.2 of the Plan, shall not exceed 100,000 shares, of which only 25,000 shares may be granted in any calendar year. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

               4.3   Computation of Available Shares.   For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the number of shares of

Common Stock issued under grants of Restricted Shares pursuant to Section 6 of the Plan determined as of the date on which such Awards are granted. If any Awards are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, surrender, cancellation, termination or settlement of such Awards.

               5.   Eligibility.   Individuals eligible for Awards under the Plan shall consist of employees and officers, or those who will become employees or officers, of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Board, benefits or will benefit the Company or any Subsidiary.

               6.   Restricted Shares.

               6.1   Terms and Conditions.   Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board shall set forth in the relevant Award Agreement. Subject to the terms of the Plan, the Board shall determine the number of Restricted Shares to be granted to a Participant and the Board may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Vineyard National Bancorp 2004 Restricted Share Plan and an Award Agreement entered into between the registered owner hereof and Vineyard National Bancorp. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Vineyard National Bancorp, 9590 Foothill Blvd., Rancho Cucamonga, CA 91730. Vineyard National Bancorp will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Vineyard National Bancorp reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Board, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

               6.2   Restricted Share Grants.   A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Board deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).

               6.3   Restriction Period.   In accordance with Sections 6.1 and 6.2 of the Plan and unless otherwise determined by the Board (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Board may establish in the relevant Award Agreement (the “Restriction Period”). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 6.4 of the Plan.

               6.4   Payment of Restricted Share Grants.   After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Board in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 6.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

               6.5   Shareholder Rights.   A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

          7.   Non-transferability of Awards.   Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance.

          8.    Changes in Capitalization and Other Matters.

               8.1   No Corporate Action Restriction.   The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareholders or agents of the Company or any subsidiary, as a result of any such action.

               8.2   Recapitalization Adjustments.   In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change of Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, and (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards. In addition, the Company may make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

          9.   Change of Control.

               9.1   Acceleration of Awards Vesting.   Anything in the Plan to the contrary notwithstanding, if a Change of Control of the Company occurs all restrictions, terms and conditions applicable to all Restricted Shares then outstanding shall be deemed lapsed and satisfied and each Participant shall become 100% vested with respect to all Awards granted to such Participant under this Plan as of the date of the Change of Control. The immediately preceding sentence shall apply to only those Participants who are employed by the Company and/or one of its Subsidiaries as of the date of the Change of Control.

               9.2   Change of Control.   For the purpose of this Agreement, “Change of Control” shall mean:

9.2.1 The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; provided, however, that in making the determination of ownership by the shareholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as shareholders of another party to the transaction shall be disregarded; or

9.2.2 The sale, transfer or other disposition of all or substantially all of the Company’s assets.

9.2.3 A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

          10.   Amendment, Suspension and Termination.

               10.1   In General.   The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall materially adversely affect the rights of any Participant under any outstanding Restricted Share grant, without the consent of such Participant.

               10.2   Award Agreement Modifications.   The Board may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Restricted Share grant, in any manner to the extent that the Board under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Restricted Share grant, including, without limitation, changing or accelerating the date or dates as of which such Restricted Share grants shall become vested. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

          11.   Miscellaneous.

               11.1   Tax Withholding.   The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Board, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Board. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

               11.2   No Right to Employment.   Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any

Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

               11.3   Unfunded Plan.   The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

               11.4   Other Company Benefit and Compensation Programs.   Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

               11.5   Listing, Registration and Other Legal Compliance.   No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Board may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Board may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Board may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.

               11.6   Award Agreements.   Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Board. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

               11.7   Designation of Beneficiary.   Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan and the relevant Award Agreement may become payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Board and shall not be effective until received by the Board. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

               11.8   Leaves of Absence/Transfers.   The Board shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Board may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

               11.9   Governing Law.   The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

               11.10   Effective Date.   The Plan shall be effective upon its approval by the Board and adoption by the Company.

               IN WITNESS WHEREOF, this Plan is adopted by the Company on this 26th day of February, 2003.

VINEYARD NATIONAL BANCORP

By: /s/ Norman A. Morales Name: Norman A. Morales Title: President and Chief Executive Officer

VINEYARD NATIONAL BANCORP PROXY

9590 Foothill Blvd., Rancho Cucamonga, CA 91730

This Proxy is solicited on behalf of the Board of Directors of Vineyard National Bancorp.

The undersigned appoints Frank S. Alvarez and Charles L. Keagle, or either of them, as proxies with full power of substitution to vote and act with respect to all shares of Vineyard National Bancorp held of record as of April 4, 2003 by the undersigned at the Annual Meeting of Shareholders, to be held at the Sycamore Inn, 8318 Foothill Boulevard, Rancho Cucamonga, C.A. on Thursday, May 22, 2003, or any adjournment thereof, including all powers the undersigned would possess if personally present, as follows:

PLEASE SIGN AND DATE ON REVERSE SIDE

DETACH PROXY CARD HERE

☐Authorize to vote for the nominees as a group	☐ Withhold authority to vote for the nominees as a group	1.	To elect as a group the five (5) persons nominated to the Board of Directors to serve until the next annual meeting of shareholders as proposed by management in the Proxy Statement OR if you choose to withhold or not grant authority to vote for the nominees as a group, you may indicate next to the name of each nominee below whether you would grant or withhold authority to vote for the individual nominee.

☐ FOR	☐ AGAINST	☐ ABSTAIN	2.	To adopt the Vineyard National Bancorp 2004 Restricted Share Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN	3.	To ratify the appointment of the accounting firm of Vavrinek, Trine ,Day & Co., LLP as independent auditors for the year ending December 31,2003.

Authorize to vote for this nominee	Withhold authority to vote for this nominee
☐	☐	Frank S. Alvarez
☐	☐	Charles L. Keagle
☐	☐	Norman Morales
☐	☐	Joel H. Ravitz
☐	☐	Lester Stroh, M.D.

     This proxy when property Executed will be voted in the manner directed herein by the undersigned shareholder(s) . If no direction is made, this proxy will be voted FOR the five (5) nominees for the Board of Directors, FOR the adoption of the Vineyard National Bancorp 2004 Restricted Share Plan and For the ratification of the appointment of Vavrinek,Trine, Day & Co., LLP as independent auditors. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting of Shareholders.

If any other business is properly presented at the Annual Meeting of Shareholders, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

When signing as an attorney in fact, executor, administrator, trustee, or guardian , please give full title. If more than one trustee, all should sign. When joint tenants hold shares,both should sign.

Dated:	, 2003

(Signature of Shareholder) (Please print name) (Signature of Shareholder) (Please print name)
I(We)	plan to attend the Annual Meeting of Shareholders.
(number)
IMPORTANT - PLEASE SIGN

PLEASE SIGN , DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED.

Please Detach Here
You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope.